UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 24, 2006

Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168
(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326
(Address of Principal Executive Offices)	(Zip Code)

(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2006, Champion Enterprises, Inc. (the “Company”) and its subsidiary CBS Monaco Limited (“Buyer”) entered into an Agreement with the shareholders of Calsafe Group (Holdings) Limited (“Calsafe”) for the purchase by Buyer of the United Kingdom-based Calsafe and its operating subsidiary Caledonian Building Systems. The purchase price is approximately $110 million, subject to adjustment based on working capital and net debt at closing. The transaction involves the acquisition of the capital stock of Calsafe and will be financed through a combination of debt, via an approximate $80 million Sterling-denominated increase in Champion’s credit facility, and cash. A portion of the purchase price will be earned upon the achievement of certain financial benchmarks over the next four years. The transaction is expected to close early in Champion’s second fiscal quarter and is subject to customary representations, warranties, and closing conditions. The Company has guaranteed the payment and performance by Buyer of its obligations under the Agreement.

A copy of the Agreement is attached as Exhibit 2.1 and is incorporated in this Item 1.01 by reference. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement. A copy of the press release issued by the Company announcing the execution of the Agreement is attached as Exhibit 99.1 and is incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Exhibit 2.1

Agreement, dated February 24, 2006, by and among CBS Monaco Limited, Champion Enterprises, Inc. and the shareholders of Calsafe Group (Holdings) Limited (Certain schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

Exhibit 99.1	Press Release, dated February 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.

By:	/s/ John J. Collins, Jr.
John J. Collins, Jr., Senior Vice President,
General Counsel and Secretary

Date: March 1, 2006

Index to Exhibits

Exhibit No.	Description

Exhibit 2.1

Agreement, dated February 24, 2006, by and among CBS Monaco Limited, Champion Enterprises, Inc. and the shareholders of Calsafe Group (Holdings) Limited (Certain schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

Exhibit 99.1	Press Release, dated February 27, 2006.